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                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
AMBI, Inc.:

We consent to the inclusion of our report dated September 5, 1997, with respect to the balance sheets of Nutrition 21 as of December 31, 1996 and 1995, and the related statements of operations, partners' capital, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K/A of AMBI, Inc. dated October 22, 1997.



                                                    KPMG Peat Marwick LLP



San Diego, California
October 22, 1997


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